Exhibit 10.23

EXTENSION AND AMENDMENT OF LEASE

THIS EXTENSION AND AMENDMENT OF LEASE (“Amendment”) is entered into by and between the EDISON TECHNOLOGY PARK TWO LLC (“Lessor”) and BIOLIFE SOLUTIONS, INC. (“Lessee”) and is effective as of the 4th day of February 2022. Lessor and Lessee are herein collectively referred to as “Parties.”

RECITALS

This Amendment is made and entered into on the basis of the following facts, understandings and intentions of the Parties:

A.	The Parties entered into a Commercial Lease on November 1, 2020, which ended on December 31, 2021.

B.

The premises leased are situated in the Fair Oaks District, County of San Mateo, State of California, described as 1,410 sq. ft. at 3505 Edison Way and 2,050 sq. ft at 3507 Edison Way, Menlo Park, CA 94025 of a larger 15,000 Sq. Ft Building.

C.	The Parties desire to extend and amend the Lease as set forth in this Amendment on a lease through December 31, 2022.

NOW, THEREFORE, for good and valuable consideration, the Parties agree as follows:

1.	The term of the Lease is hereby extended and shall expire on December 31, 2022.

2.	The new terms of the lease for 3505 & 3507 Edison Way, Menlo Park, CA, 94025 for the period of February 1, 2022, through December 31, 2022, shall be as follows:

3505-3507 Edison Way Rental rate increase for the months of February 2022 thru December 2022	Total Sq Ft	Cost / sq. ft.	Total Cost
Base rent increase of $.30 from $ 3.20/ sq. ft to $3.50/ sq. ft.	3460	$ 3.50	$12,110.00
Common Area charge unchanged at $.17/ sq. ft.	3460	$ 0.17	$588.20
Electrical for 3505	1	LS	$330.00
Electrical for 3507	1	LS	$330.00

Total monthly charges			$13,358.20

3.

This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart. A facsimile copy and/or an electronic copy of this Amendment signed by the parties shall be deemed an original and enforceable as if it were the original.

4.

Except as modified herein, all the remaining terms and provisions of the Lease shall remain in full force and effect. If any conflicts exist between the Lease and this Amendment, the terms of this Amendment shall govern.

5.

60 days prior to the extended lease term expiration date, the Lessee must notify the Lessor on whether they desire to vacate the premises after the expiration date, or whether they choose to remain in the leased premises either on a month-to-month basis, or through an additional lease extension.

6.

Lessee has the option to extend the lease for one (1) additional year in which the rental rate will increase 6% to a rate of $3.71/ sq. ft. Common area charges would be determined at year two of lease extension, but would not exceed an increase of $ .02/ sq. ft.

Lessor		Lessee

EDISON TECHNOLOGY PARK TWO LLC, By: Edison Technology Park Inc., Its Manager		BIOLIFE SOLUTIONS, INC.

By:	/s/ Robert M. Newdoll	By:	/s/ Troy Wichterman
Robert M. Newdoll, Vice President

Date:	02/24/2022	Date:	02/24/2022